SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549


                                  FORM 8-K


                               CURRENT REPORT
                  PURSUANT TO SECTION 13 OR 15 (D) OF THE
                      SECURITIES EXCHANGE ACT OF 1934

    Date of Report (Date of earliest event reported) September 22, 1999


                        APAC CUSTOMER SERVICES, INC.
             (Exact name of registrant as specified in charter)


               Illinois                0-26786             36-2777140
    (State or other jurisdiction     (Commission         (IRS Employer
          of incorporation)          file number)      Identification No.)


          One Parkway North Center, Suite 510, Deerfield, IL 60015
            (Address of principal executive offices) (zip code)


      Registrant's telephone number, including area code 847/374-4980


       (Former name or former address, if changed since last report)


 Item 5. Other Events

         On September 22, 1999, APAC Customer Services, Inc. (the "Company") announced that it had signed an amendment (the "Amendment") to its Agreement for In-Bound Telemarketing, dated August 8, 1995 (the "Agreement"), with United Parcel Service General Services Co. ("UPS"). The Amendment extends the Agreement for three years, beginning September 20, 1999. For the year ended December 31, 1998 and the six months ended June 30, 1999, the Company generated revenue under the Agreement of approximately $68 million and approximately $28 million, respectively.

         After the initial three-year extension, the Agreement is subject to automatic 1-year renewals. Pursuant to the Amendment, UPS has the right to terminate any of the services contemplated by the Agreement or the entire Agreement upon prior notice to the Company. In the event of termination, the affected services would be phased out over a period of not less than nine months from the notice of termination. UPS agreed to use its best efforts not to reduce revenue for the terminated services under the Agreement by more than one third per quarter during the ramp down period.

 Item 7.   Financial Statements and Exhibits

      (c)  Exhibits

           Exhibit No.    Description of Document

           99.1 Press release, dated September 22, 1999, issued by the Company.




                                 Signatures

           Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.


 Date: September 30, 1999                APAC CUSTOMER SERVICES, INC.

                                         By:  /s/ Gary Holter
                                            ---------------------------
                                            Name: Gary Holter
                                            Title: Senior Vice President and
                                                   Chief Financial Officer


                               EXHIBIT INDEX

 Exhibit Number        Description
 --------------        -----------
 99.1                  Press release, dated September 22, 1999, issued by
                       APAC Customer Services, Inc. (the "Company").